                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[_]  Confidential, for use by the Commission Only
     (As permitted by Rule 14a-6(e)(2))

                               SUMMA INDUSTRIES
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:
     Common Stock; Options to purchase Common Stock
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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11/1/:

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount previously paid:

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2)   Form, schedule or registration statement no.:

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3)   Filing party:

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4)   Date filed:

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__________________
/1/ Set forth the amount of which the filing fee is calculated and state how it was determined.

[Summa Industries Letterhead]


December 10, 1997

Dear Fellow Shareholder:

  I am pleased to invite you to attend Summa Industries' Annual Meeting of Shareholders (the "Annual Meeting") which will be held on Monday, January 26, 1998 at 10:00 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California (near the southeast corner of Hawthorne and Torrance Boulevards, behind the Computax Building).

  At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (a) to approve the proposed reincorporation of Summa from the State of California to the State of Delaware, including separate proposals to effect certain changes to Summa's charter, (b) to approve a proposed amendment of Summa's 1995 Stock Option Plan to provide for the issuance of an additional 100,000 options that may be exercised for shares of Summa Common Stock, (c) to approve a proposed amendment of the Articles of Incorporation of Summa to provide for the election of a Board of Directors of not less than six nor more than nine directors divided into two classes until the reincorporation in Delaware, if approved, whereupon the Board will again be divided into three classes, (d) to elect a Board of Directors of seven directors, with three directors elected to a one-year term and four directors elected to a two-year term, and (e) to transact such other business as may properly come before the Annual Meeting and any adjournments and/or postponements thereof.

  The attached Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

  AFTER CAREFUL CONSIDERATION, SUMMA'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AND RECOMMENDS THAT YOU VOTE FOR EACH SUCH PROPOSAL.

  YOUR VOTE IS IMPORTANT. To help Summa save money associated with follow-up solicitation efforts, PLEASE READ THE ENCLOSED PROXY STATEMENT AND MARK, SIGN, DATE AND MAIL YOUR ENCLOSED PROXY CARD IN THE PREPAID ENVELOPE PROVIDED TODAY.

  A copy of Summa's Annual Report on Form 10-K has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

  We look forward to seeing you at the Annual Meeting.


                              Very Truly Yours,

                              /s/ James R. Swartwout

                              James R. Swartwout
                              Chairman of the Board
                               and Chief Executive Officer

                               SUMMA INDUSTRIES

                     21250 Hawthorne Boulevard, Suite 500
                          Torrance, California 90503

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 26, 1998


To the Shareholders of
Summa Industries:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Summa Industries, a California corporation (the "Company"), will be held on January 26, 1998 at 10:00 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California (near the southeast corner of Hawthorne and Torrance Boulevards, behind the Computax Building), for the following purposes:

  1. to approve the proposed reincorporation of the Company from the State of California to the State of Delaware, including separate proposals to provide for the following in the Company's proposed Delaware certificate of incorporation: (a) elimination of the shareholders' ability to call a special meeting of the shareholders; and (b) requirement of a supermajority vote (66-2/3%) of the shareholders to amend certain provisions of the Company's proposed Delaware certificate of incorporation and bylaws;

  2. to approve a proposed amendment of the Company's 1995 Stock Option Plan to provide for the issuance of an additional 100,000 options that may be exercised for shares of Summa Common Stock;

  3. to approve a proposed amendment of the Articles of Incorporation of the Company to provide for the election of a Board of Directors of not less than six nor more than nine directors divided into two classes; provided that, if the shareholders approve proposal 1 above, the Board of Directors will be divided into three classes after reincorporation in Delaware;

  4. if proposal 3 above is approved, to elect a Board of Directors of seven directors, with three directors elected to a one-year term and four directors elected to a two-year term; and

  5. to transact such other business as may properly come before the Annual Meeting and any adjournments and/or postponements thereof.

  If proposal 3 above is not approved, the Company anticipates that it will be necessary to adjourn the Annual Meeting until a later date to enable the Company to find two additional qualified director candidates willing and able to serve and, thereafter, to submit a slate of nine directors to the shareholders for their consideration.

  If the reincorporation is not approved, then proposals 1(a) and 1(b) above will not be implemented even if approved by the shareholders.

  Holders of record of Summa Common Stock at the close of business on December 5, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments and/or postponements thereof. A list of holders of record of shares of Summa Common Stock at the close of business on the Record Date will be available for inspection at the Company's headquarters during ordinary business hours for the ten-day period prior to the Annual Meeting. The Company's transfer books will not be closed.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY RECOMMENDED THAT YOU VOTE FOR APPROVAL OF EACH SUCH PROPOSAL.

  All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are requested to mark, sign and date the enclosed proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish, even if you have previously returned your proxy card.

                              By Order of the Board of Directors:

                              /s/ Trygve M. Thoresen
                              Trygve M. Thoresen
                              Secretary

December 10, 1997
Torrance, California

                               SUMMA INDUSTRIES

                     21250 Hawthorne Boulevard, Suite 500
                          Torrance, California 90503

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on January 26, 1998


                                  INTRODUCTION

  This Proxy Statement and the accompanying form of proxy are being sent to shareholders of Summa Industries, a California corporation ("Summa" or the "Company"), on or about December 10, 1997. The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") of Summa to be held on January 26, 1998 at 10:00 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California, and at any adjournments and/or postponements thereof.

  All expenses associated with soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone or facsimile, without receiving additional compensation therefor. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

                                  RECORD DATE

  Shareholders of Summa Common Stock of record at the close of business on December 5, 1997 (the "Record Date") are entitled to notice of and to vote on all matters presented at the Annual Meeting and at any adjournments and/or postponements thereof. On the Record Date, there were 4,119,384 shares of Common Stock outstanding, held by 500 shareholders of record and an estimated 600 additional beneficial owners.

                                VOTING; PROXIES

  The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting and at any adjournments and/or postponements thereof. On each matter to be considered at the Annual Meeting, shareholders will be entitled to cast one vote for each share of Common Stock held on the Record Date. In accordance with the Company's Restated Articles of Incorporation, there will be no cumulative voting for the election of directors.

  Approval of Proposals 1 and 3 will require the affirmative vote of a majority of the Company's outstanding shares that are entitled to vote. For purposes of Proposals 1 and 3, abstentions and broker non-votes (i.e. where the broker or nominee submits a proxy specifically indicating a lack of discretionary authority to vote on a matter) will be counted for purposes of determining the presence or absence of a quorum. However, because approval of Proposals 1 and 3 will require the affirmative vote of a majority of the Company's outstanding shares which are entitled to vote, abstentions and broker non-votes will have the same effect as a vote against Proposals 1 and 3. Approval of Proposal 2 will require the affirmative vote of a majority of the Company's shares present and voting at the Annual Meeting, provided the number of shares present or represented constitutes a quorum. For Proposal 4, the seven director nominees receiving the highest number of votes at the Annual Meeting with a quorum present or represented will be elected. Abstentions and broker non-votes on Proposals 2 and 4 will be counted for purposes of determining the presence or absence of a quorum, but will not constitute a vote "for" or "against" either such Proposal and will be disregarded in calculating the votes cast as to each such Proposal.

  SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder, or, in the absence of such direction, by the persons named therein FOR approval of each proposal and FOR election of each director nominee set forth herein in accordance with the recommendation of the Board of Directors, and in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company, or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

                        PROPOSAL NOS. 1, 1(A) AND 1(B)
                    REINCORPORATION IN THE STATE OF DELAWARE
                             AND RELATED PROPOSALS


General

  The Board of Directors has unanimously approved and, for the reasons described below, recommends that the shareholders of the Company approve a reorganization in which the Company's state of incorporation would be changed from California to Delaware. This change would be accomplished by merging the Company (referred to in this Proposal 1 as "Summa California") into a wholly-owned Delaware subsidiary (referred to in this Proposal 1 as "Summa Delaware") newly formed for this purpose, with each share of Summa California's Common Stock being exchanged for one share of Common Stock of Summa Delaware. Upon completion of the merger, all of the previously outstanding shares of Common Stock of Summa California will be automatically converted into shares of Common Stock of Summa Delaware. The proposed reorganization will be accomplished pursuant to the terms and conditions of an Agreement and Plan of Merger to be entered into between Summa Delaware and Summa California, a copy of which is attached to this Proxy Statement as Appendix I.
             ----------

  At and after the effective time of the merger, each certificate that previously represented shares of Common Stock of Summa California will be deemed for all purposes to evidence the right to receive the same number of shares of Common Stock of Summa Delaware into which those shares of Common Stock of Summa
California have been converted.   IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF
                                          ---
SUMMA CALIFORNIA TO HAVE THEIR STOCK CERTIFICATES EXCHANGED FOR STOCK CERTIFICATES REPRESENTING SHARES OF SUMMA DELAWARE. The Common Stock of Summa California is qualified for trading on The Nasdaq National Market under the symbol "SUMX," and after the reincorporation, Summa Delaware's Common Stock will continue to be traded on The Nasdaq National Market under the same symbol. The reorganization will not result in any change in the name, business, management, assets, liabilities or net worth of the Company. Summa Delaware will be governed by Delaware law and a new certificate of incorporation and bylaws, which will result in certain changes in the rights of shareholders. See "Changes in Summa's Charter to be Effected by Reincorporation" and "Certain Differences in State Corporation Laws" below.

  Shareholders should note that approval of the proposed reorganization will constitute (a) approval of the assumption of Summa California's existing stock option plans and outstanding stock options by Summa Delaware and (b) approval of the certificate of incorporation and bylaws of Summa Delaware in substantially the forms attached to this Proxy Statement as Appendix II and Appendix III,
                                              -----------     ------------
respectively; provided that, certain provisions in the certificate of incorporation require separate approval of the Company's shareholders or such provisions will not be included therein (see Proposals 1(a) and 1(b) below). Furthermore, the proposed Summa Delaware certificate of incorporation provides that the Summa Delaware board of directors shall be divided into three classes, with each class of directors serving staggered three-year terms. Therefor, if the reorganization is approved, and assuming approval of Proposal 3 below, the Company's two-class, seven-member Board of Directors would be modified upon consummation of the reincorporation by dividing the four members of Class II into two classes of two members each (see Proposal 4 "Composition of Classified Board" below for additional information).

  The affirmative vote of the holders of a majority of the outstanding shares of Summa California Common Stock entitled to vote will be required to approve the Agreement and Plan of Merger. If approved by the shareholders, it is anticipated that the reorganization would be completed within sixty days of shareholder approval. However, the reorganization may be delayed or abandoned, either before or after shareholder approval, if circumstances arise which, in the opinion of the Board of Directors, make it inadvisable to proceed. If the reorganization is approved, the Company presently intends to complete the reincorporation even if the shareholders of the Company do not approve either or both of Proposals 1(a) and 1(b) below.

  Certain important aspects of the reorganization and reincorporation of the Company in Delaware are outlined below.

Dissenters' Rights of Appraisal

  Under California law, shareholders have the right, in some circumstances, to dissent from certain corporate reorganizations and receive cash for their shares at their "fair market value." However, California law does not permit dissenters' rights in connection with the type of reorganization presently proposed by the Company and described herein.

Principal Reasons for the Reincorporation and Related Proposals

  The Board of Directors believes the change of domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that Delaware offers a more favorable and "user-friendly" corporate environment for the efficient operation of a business, particularly a business involved in mergers and acquisitions. In the recent acquisition of Calnetics Corporation ("Calnetics"), management of the Company incorporated a wholly-owned subsidiary that was merged into Calnetics in Delaware after being informed that such incorporation and subsequent merger in California would involve additional filings (including tax clearance), time and expense. For many years Delaware has followed a policy of encouraging incorporation in that state, and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations are now incorporated in Delaware and, in recent years, a number of major public companies have obtained approval from their shareholders to reincorporate in Delaware. In fact, one of the Company's subsidiaries, LexaLite International Corporation, reincorporated from Michigan to Delaware several years before its acquisition by the Company for similar reasons.

  Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs that is presently available under California law.

  Another principal reason for the proposal by the Board of Directors to reincorporate the Company in Delaware is that Delaware law permits the classification of a seven-member board of directors into three classes, and such classification is not permitted under California law with fewer than nine members. With the recent retirement of Messrs. Palmaer and Morehouse from the Board of Directors, the Board has not identified suitable replacements for such gentlemen, and does not believe that replacement is necessary or desirable at this time. In recent years, the size of the Board of Directors has increased, due in part to acquisitions consummated by the Company with the former chief executive of the acquired company thereafter joining the Board of Directors.
The Board of Directors does not believe that nine members are necessary to fully and accurately analyze issues presented and to thoroughly debate the merits of such issues, and believes that a Board of Directors consisting of seven members will be of sufficient size and experience to manage the Company in an appropriate manner at less expense than with nine members (see Proposals 3 and 4 below). Nonetheless, the Board of Directors desires to have its membership classified into three classes, a classification not permitted under California law with less than nine members. For further discussion, see "Certain Differences in State Corporation Laws - Classified Board of Directors."

  The interests of the Board of Directors and management of the Company in recommending and voting for the reincorporation proposal and related proposals may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law (although, for example, the Company has already eliminated the right to cumulative voting for directors with prior shareholder approval).
A discussion of the principal differences between California and Delaware law as they affect shareholders is set forth in "Changes in Summa's Charter to be Effected by Reincorporation" and "Certain Differences in State Corporate Laws" below.

  The principal changes effected by the Delaware reincorporation and related proposals will be the inclusion in the Company's charter of a new provision further limiting director liability, the elimination of the shareholders' ability to call a special meeting of shareholders (Proposal 1(a)), the addition of new provisions requiring a supermajority vote of shareholders to amend or repeal certain provisions of the bylaws and certificate of incorporation and requiring a supermajority vote of directors to increase or reduce the number of directors (Proposal 1(b)), and the institution of a seven-member Board of Directors divided into three classes. See "Changes in the Company's Charter to be Effected by Reincorporation" and "Certain Differences in State Corporation Laws."

  Although not presently proposed or included in the new certificate of incorporation or bylaws, Delaware law would allow the future inclusion of certain other provisions not permitted under California law. Such provisions, subject to shareholder approval if later proposed by the Board of Directors, would provide for greater continuity, stability and independence of the Board of Directors. The Company could also adopt share purchase rights plans, sometimes referred to as "poison pills," which typically take the form of an issuance of a dividend to shareholders of rights to acquire shares of the Company or an acquiring corporation at less than half their fair market value. The Company's adoption of such a share purchase rights plan would not require shareholder approval. In addition, certain other provisions designed to discourage non-negotiated takeover attempts, particularly those involving unequal treatment of the Company's shareholders, could later be adopted. The inclusion of such anti-takeover provisions in the Summa Delaware certificate of incorporation, many of which may be prohibited under California law, is permitted under Delaware law.

  The proposed reorganization and related proposals do not result from any pending legal action against the officers, directors or employees of the Company. Similarly, the Board of Directors has no present knowledge of any proposed tender offer or other attempt to change the control of the Company, and no tender offer or other type of change of control is presently pending or has occurred in the past. Nonetheless, if such action were attempted in the future, the laws of Delaware would be better suited to the defense of such action than the laws of California.

Changes in Summa's Charter to be Effected by Reincorporation

  The following discussion summarizes the material differences between the proposed certificate of incorporation and bylaws of Summa Delaware and the restated Articles of Incorporation and Bylaws of Summa California. A copy of the form of certificate of incorporation of Summa Delaware is attached hereto as Appendix II and a copy of the form of bylaws of Summa Delaware is attached
-----------
hereto as Appendix III, and all statements herein concerning such documents are
          ------------
qualified by reference to the exact provisions thereof. Approval of the reorganization by the shareholders will result in the adoption of all such charter provisions set forth in the Summa Delaware certificate of incorporation and bylaws, except for those provisions set forth in Proposals 1(a) and 1(b) below which require separate approval by the shareholders for adoption.

  Limitation of Liability and Indemnification.  Although both California and
  -------------------------------------------
Delaware law allow for some protection of directors with respect to personal liability, there are certain differences between these laws regarding limitation of liability and indemnification, which will be considered below.

  The California General Corporation Law permits California corporations to include in their articles of incorporation a provision eliminating the liability of a director to the corporation or shareholders for monetary damages except under certain circumstances. Under the California law, personal liability of a director for monetary damages cannot be limited or eliminated where liability arises from: (a) intentional misconduct or a knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) improper distributions, loans or guarantees.

  The Delaware General Corporation Law (the "DGCL") permits a corporation to include a provision in its certificate of incorporation which limits or eliminates the personal liability of a director for monetary damages arising from breaches of his fiduciary duties to the corporation or its shareholders, subject to certain exceptions. Such a provision is included in the Summa Delaware certificate of incorporation. A director would still be liable in such cases for the following: (i) breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds (a violation of Section 174 of the DGCL); or
(iv) any transaction from which the director derives an improper personal benefit. In effect, after the reincorporation, a director of the Company could not be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director. He could still, however, be liable in such cases if the director acted in bad faith or in breach of the director's duty of loyalty to the Company.

  The liability limitation provision in the Summa Delaware certificate of incorporation will not extend to acts or omissions of a director which occurred before the date on which the certificate of incorporation became effective. The provision also cannot limit a director's liability for violation of, or otherwise relieve Summa Delaware or its directors from the necessity of complying with, federal and state securities laws, nor affect the availability of non-monetary remedies such as injunctive relief or rescission.

  California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless the court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that the court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterest quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote handling the action of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court in which the action is or was pending.

  Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of the directors who are not parties to such action, even though less than a quorum, or, if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or by the shareholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation.

  California law requires indemnification if the individual has successfully defended the action on the merits. Delaware law, in contrast, requires indemnification in the event of a successful defense, whether on the merits or otherwise.

  The bylaws of Summa Delaware provide for indemnification to the fullest permitted by Section 145 of the DGCL and provide that expenses incurred by an individual in his capacity as a director of the Summa Delaware or in certain other capacities in defending a civil or criminal action shall be paid by Summa Delaware in advance of the final disposition of the matter upon receipt of an undertaking from the director to repay the sum advanced if it shall ultimately be determined that he is not entitled to be indemnified by Summa Delaware pursuant to the terms of the DGCL. The form of this new bylaw provision is included in Appendix III.
            ------------

  The certificate of incorporation of Summa Delaware also provides that if the DGCL is amended in the future to reduce further the liability of a director for breach of his fiduciary duty to Summa Delaware or its shareholders, such change shall also apply to the directors of Summa Delaware. While the Company is not aware of any proposals in the Delaware legislature to limit further the liability of directors, management of the Company and the Board of Directors believe it is advisable in light of current conditions in the insurance markets to make provision for such changes now rather than to await a further stockholder vote on the changes at a later date. In addition, the certificate of incorporation of Summa Delaware provides that any future repeal or modification of the terms of the certificate of incorporation shall not adversely affect any right or protection of a director existing at the time of the repeal or modification.

  Elimination of Shareholder Ability to Call Special Meetings (Proposal 1(a)).
  ---------------------------------------------------------------------------
California law permits holders of 10% of the outstanding voting securities of a company to call a special meeting of shareholders. Delaware law does not require that shareholders be allowed to call a special meeting of shareholders. If this Proposal 1(a) is approved by the Company's shareholders, the certificate of incorporation of Summa Delaware will provide that special meetings of shareholders may be called only by the Board of Directors, the Chairman of the Board or the President. Shareholders will not be permitted to call a special meeting of shareholders. The business permitted to be conducted at any special meeting of shareholders would be limited to the business brought before the meeting by the Board of Directors or by the person that called the special meeting. Elimination of the right of shareholders to call a special meeting would eliminate a shareholder's ability to force shareholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of shareholders prior to such time as the Board believed such consideration to be appropriate. For example, proposed amendments to the Bylaws or removal of directors for cause could, if the Board of Directors so desired, be delayed until the next annual meeting of shareholders.

  Shareholders should recognize that elimination of the procedure for shareholders to call special meetings may render more difficult, discourage or delay a merger, proxy contest or the assumption of control of the Company by a large shareholder or group of shareholders. To the extent that this provision enables the Board of Directors to resist a takeover or change in control, it may be more difficult to remove the existing Board of Directors and management.
This increased ability to resist a takeover or change in control of the Company could be beneficial to shareholders if used by the Board of Directors and management to discourage or delay insufficient offers and/or to negotiate superior offers than may otherwise be obtainable.

  This provision does not result form any present knowledge on the part of the Board of Directors of any proposed attempt to change the control of the Company, and no change of control is presently pending or has occurred in the past.

  Change in the Number of Classes of Directors.  The proposed certificate of
  --------------------------------------------
incorporation and bylaws of Summa Delaware provide for a classified Board of Directors in three classes and permit such Board to create new directorships and to elect new directors to serve for the full term of the class of directors in which the new directorship was created. The terms of the directors are staggered to provide for the election of approximately one-third of the Board members each year, with each director serving a three-year term. The Board (or its remaining members, even though less than a quorum) is also empowered to create and fill vacancies on the Board occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Assuming approval of Proposal 3 below, the Board of Directors of the Company will be divided in two classes of directors serving staggered two year terms until consummation of the reincorporation.

  Two-Thirds Supermajority to Amend Certain Provisions of Bylaws (Proposal
  ------------------------------------------------------------------------
1(b)). If this Proposal 1(b) is approved by the Company's shareholders, the
-----
proposed certificate of incorporation of Summa Delaware will provide in Article 11 that (i) any amendment to the bylaws that increases or reduces the authorized number of directors shall require the affirmative vote of at least 66-2/3% of the directors and (ii) any amendment to the bylaws by the shareholders that increases or reduces the authorized number of directors or the percentage vote necessary to amend such provision of the bylaws will require the affirmative vote of holders of 66-2/3's of the outstanding shares of stock of Summa Delaware. In contrast, the restated Articles of Incorporation of Summa California currently provide that (i) the authorized number of directors is fixed at nine (see, however, Proposal 3 below), and amendment of such Articles of Incorporation under California law requires approval of a majority of the outstanding shares entitled to vote, and (ii) any amendment or repeal of the Bylaws may be made by a vote of holders of a majority of the outstanding shares entitled to vote thereon.

  This provision is principally intended to prevent a shareholder or group of shareholders having a majority of the Common Stock from making changes in the bylaws to increase the number of directors. However, the bylaws of the Company will continue to be subject to change by a majority vote of the Board of Directors, except for increases or decreases in the size of the Board which will require a 66-2/3's vote of the Board of Directors.

  If approved by the Company's shareholders, this provision may have the effect of discouraging efforts to acquire control of the Board of Directors. Shareholders should recognize that this proposed amendment could render more difficult or discourage a merger, tender offer, proxy contest or the assumption of control of the Company by a large shareholder or group of shareholders. To the extent that this provision enables the Board of Directors to resist a takeover or change in control of the Company, it could make it more difficult to remove the existing Board of Directors and management. This increased ability to resist a takeover or change in control of the Company could be beneficial to shareholders if used by the Board of Directors and management to discourage or delay insufficient offers and/or to negotiate superior offers than may otherwise be obtainable.

  This provision does not result from any present knowledge on the part of the Board of Directors of any proposed tender offer or other attempt to change the control of the Company and no tender offer or other type of change of control is presently pending or has occurred in the past.

  Two-Thirds Supermajority to Amend Certain Articles of the Certificate of
  ------------------------------------------------------------------------
Incorporation (Proposal 1(b)). If this Proposal 1(b) is approved by the
-----------------------------
Company's shareholders, the proposed certificate of incorporation of Summa Delaware will also provide in Article 11 that Articles 6, 7, 10,11 and 12 of Summa Delaware's certificate of incorporation may be amended or repealed only by a vote of holders of at least 66-2/3% of the outstanding voting shares of the Company. Articles 6, 7, 10, 11 and 12 are the provisions of Summa Delaware's certificate of incorporation regarding the amendment of the Company's Bylaws to increase or reduce the number of directors, the removal of directors, the elimination of shareholder action by written consent, the amendment of Summa Delaware's certificate of incorporation and the limitation of liability of directors, respectively. These provisions are discussed above. Summa California's restated Articles of Incorporation generally may be amended by a vote of shareholders holding a majority of the shares.

  Article 11 of the certificate of incorporation of Summa Delaware is intended to prevent the holder or holders of a majority of the voting shares of the Company from circumventing the proposed provisions of the certificate of incorporation described above by amending the certificate of incorporation to delete or modify them. Delaware law provides generally that the certificate of incorporation may be amended by a vote of stockholders holding a majority of the shares. However, where the certificate of incorporation requires a supermajority vote with respect to a particular matter, under Delaware law the same supermajority vote is required to amend such supermajority requirement of the certificate of incorporation. Therefore, to amend or repeal the provision in the certificate of incorporation, which requires the affirmative approval of the holders of 66-2/3% of the outstanding Common Stock of the Company, the same 66-2/3% vote would be necessary. Without the inclusion of this provision in the Summa Delaware certificate of incorporation, the articles requiring a supermajority vote could be repealed or amended by a vote of shareholders holding a majority of shares.

  If approved by the Company's shareholders, Article 11 of the certificate of incorporation of Summa Delaware may have the effect of discouraging efforts to acquire control of the Board of Directors. Shareholders should recognize that these supermajority provisions could render more difficult or discourage a merger, tender offer, proxy contest or the assumption of control of the Company by a large shareholder or group of shareholders. To the extent that this provision enables the Board of Directors to resist a takeover or change in control of the Company, it could make it more difficult to remove the existing Board of Directors and management. This increased ability to resist a takeover or change in control of the Company could be beneficial to shareholders if used by the Board of Directors and management to discourage or delay insufficient offers and/or to negotiate superior offers than may otherwise be obtainable.

  This provision does not result from any present knowledge on the part of the Board of Directors of any proposed attempt to change the control of the Company, and no change of control is presently pending or has occurred in the past.

  Authorized Stock.  The restated Articles of Incorporation of Summa California
  ----------------
authorize 10,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value. The certificate of incorporation of Summa Delaware will provide for the same number of shares of Common and Preferred Stock, each with the same $.001 par value. The restated Articles of Incorporation of Summa California and the certificate of incorporation of Summa Delaware each authorize the Board of Directors to fix the rights, preferences, privileges and restrictions of one or more series of authorized shares of Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences without further vote or action by the shareholders. Although the Board has no present intention of doing so, issuance of the authorized Preferred Stock with terms giving it substantial voting power, conversion or other rights could have the effect of (i) delaying, deferring or preventing a change in control of the Company or (ii) otherwise modifying the rights of holders of the Company's Common Stock under either California or Delaware law.

Certain Differences in State Corporation Laws

  In addition to the matters discussed above, Delaware law differs in many respects from California law. Certain differences which could materially affect the rights of shareholders are discussed below.

  Classified Board of Directors.  A classified board means that a certain
  -----------------------------
number, but not all, of the directors are elected on a rotating basis each year. Under California law, directors generally are elected annually, but classified boards are permitted with certain minimum size restrictions. Delaware law also permits, but does not require, classified boards with staggered terms under which one half or one third of the board members are elected annually, without the minimum size restrictions contained in California law. This method of electing directors makes a change in the composition of a board of directors, and a potential change in control of a corporation, a lengthier and more difficult process.

  The restated Articles of Incorporation of Summa California and the certificate of incorporation of Summa Delaware both provide for a classified Board of Directors. Although Summa California already has a classified Board of Directors, in the event that the number of members on the Board of Directors is reduced to seven (see Proposals 3 and 4 below), California law would require the Board of Directors be divided into not more than two classes, with three members in one class and four in the other and with members in each class serving two-year terms, while Delaware law would permit the division of a seven-member Board of Directors into three classes, with two, two and three members in such classes and with members in each class serving three-year terms. In approving Proposal 1, the shareholders would also be approving the division of the Board of Directors into three classes.

  Removal of Directors.  Under California law, any director or the entire board
  --------------------
of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The term "cause" with respect to the removal of directors is not defined in the DGCL and its meaning has not been precisely delineated by the Delaware courts. The certificate of incorporation and bylaws of Summa Delaware provide for a classified Board of Directors.

  Certain Business Combinations.  In the past several years, a number of states
  -----------------------------
(but not including California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the DGCL ("Section 203"), certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

  Section 203 prohibits certain mergers, consolidations, sales of assets and other transactions ("business combinations") with an "interested stockholder" (generally a 15% or more stockholder) for three years following the date the stockholder became an interested stockholder. The prohibition on business combinations is subject to certain exceptions, the most significant of which are that the prohibition does not apply if: (i) the business combination or transaction in which the interested stockholder becomes an interested stockholder is approved by the board of directors prior to the stockholder becoming an interested stockholder; (ii) the business combination is with an interested stockholder who became an interested stockholder in a transaction whereby he acquired at least 85% of the corporation's voting stock; (iii) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder; or (iv) an exemption is available.

  Section 203 is currently under challenge in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether or to what extent its constitutionality will be upheld by the courts. The United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203 but the Delaware Supreme Court has not yet considered the issue. So long as the constitutionality of Section 203 is upheld, the Company believes that it will have the effect of encouraging any potential acquiror to negotiate with the Company's Board of Directors. Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

  Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association (as is Summa California and as Summa Delaware will be), or are held of record by more than 2,000 stockholders. However, a Delaware corporation may, through its certificate of incorporation or bylaws, elect not to be governed by the statute. The Summa Delaware certificate of incorporation and bylaws do not contain such an election; consequently, the statute will apply to business combinations involving Summa Delaware.

  Additional Takeover Protection.  Delaware law also allows the inclusion in a
  ------------------------------
certificate of incorporation of certain provisions which may protect non-controlling stockholders against unfavorable mergers or other business combinations. Some companies have adopted provisions requiring that unless certain minimum price criteria and procedural requirements are satisfied, business combinations must be approved by a supermajority of the holders of the corporation's outstanding voting stock. Such provisions are not being proposed by the Company at this time and, if proposed in the future, would be subject to approval by the shareholders of the Company. Under California law, similar provisions could be inserted in the Company's restated Articles of Incorporation, but the vote required to approve any merger or business combination could not exceed 66-23%.

  In addition, there is a substantial body of case law in Delaware addressing a corporation's right to adopt share purchase rights plans, sometimes referred to as "poison pills." Such plans typically take the form of an issuance of a dividend to stockholders of rights to acquire share of the Company or, under certain circumstances, an acquiring corporation at less than half their fair market value. Adoption of a share purchase rights plan by Summa Delaware, which would not require stockholder approval, could have the effect of delaying, deferring or preventing a change in control of the Company. There is no similar body of law in California, and the validity of such plans is, therefore, questionable. If the reincorporation is approved, the Board of Directors may consider the adoption of such a plan at some time in the future.

  Shareholder Voting and Appraisal Rights.  With certain exceptions, California
  ---------------------------------------
law requires that a merger, sale of assets or similar transaction be approved by a majority vote of each class of shares outstanding. Delaware law does not require such class voting, except in the case of transactions involving an amendment to the certificate of incorporation that adversely affects a specific class in a manner different than other classes. Should the Company authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of the Common Stock on proposals not adversely affecting the Common Stock. In such event the holders of Common Stock, if in the minority, would be unable to control the outcome of the vote, and, if in the majority, would be able to control the outcome of such a vote. California law also provides that, except in certain circumstances, when a tender offer or a proposal for the reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to the shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party's proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision and the stockholders of Summa Delaware might, therefore, be deprived of an opportunity to consider such other proposals.

  Delaware law does not require dissenters' rights of appraisal with respect to
(a) a sale of assets in a reorganization, (b) a merger by a corporation, the shares of which are either listed on a national securities exchange or widely held (by more than 2,000 stockholders) if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, or (c) stockholders of a corporation surviving a merger if no vote of such stockholders is required to approve the merger. Under Delaware law no vote of the stockholders of a corporation surviving a merger is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to such issuance and if certain other conditions are met. California law does, in general, afford dissenters' rights in a sale of assets reorganization, and its exclusions from dissenters' rights in mergers are somewhat different from those in Delaware. Dissenters' rights are not available under California or Delaware law to shareholders of the Company with respect to the proposed reincorporation.

  Inspection of Shareholders List.  Both California and Delaware allow any
  -------------------------------
shareholder to inspect the shareholders list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect a copy of a corporation's shareholders list by persons holding five percent or more of the corporation's voting shares, or any shareholders holding one percent or more of the corporation's voting shares who have filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors. Delaware law does not provide for any such absolute right of inspection. Lack of access to shareholder records could result in impairment of a shareholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company.

  Dividends and Repurchases of Shares.  Delaware law permits a corporation,
  -----------------------------------
unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, as long as the amount of capital for the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares provided such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make a repurchase or redemption of, its shares is dependent on the financial status of the corporation standing alone, not considered with subsidiary or parent corporations. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market values as determined by the corporation's board of directors, regardless of their historical book value.

  Under California law, any distribution to shareholders (including dividends and repurchases of shares) is limited either to retained earnings or to an amount that would leave the corporation with assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) in an amount equal to at least 125% of its liabilities (exclusive of deferred taxes, deferred income and other deferred credits) and with current assets in an amount at least equal to current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such limitations are applied to California corporations on a consolidated basis. Under California law, there are certain exceptions to the foregoing limitations for repurchases of shares in connection with certain rescission actions or pursuant to certain employee stock plans.

  Loans to Officers and Employees.  Under California law, any loan or guaranty
  -------------------------------
to or for the benefit of a director or officer of the corporation or its parent corporation requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board of directors determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Bylaws of Summa California do not specifically authorize such loans or guaranties. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers and other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the board of directors, may reasonably be expected to benefit the corporation.

  Dissolution.  Under California law, shareholders holding 50% or more of the
  -----------
total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the voting power. In the event of such board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. Summa Delaware's certificate of incorporation contains no such supermajority voting requirement and, therefore, a majority of shares voting at a meeting in which a quorum is present would be sufficient to approve a dissolution of Summa Delaware which had previously been approved by its Board of Directors.

Application of California Law After Reincorporation

  If the proposed reorganization is effected, it is possible that Summa Delaware will be subject to certain provisions of California's corporation laws in the present or future. Since Delaware and California law conflict in certain areas, it is uncertain which law would prevail. Section 2115 of the California Corporations Code provides that if the average of certain property, payroll and sales factors results in a finding that more than 50% of Summa Delaware's business is conducted in California for a particular fiscal year and more than 50% of Summa Delaware's outstanding voting securities are held of record by persons having addresses in California, Summa Delaware will become subject to certain provisions of California law regardless of its state of incorporation. Summa Delaware would continue to be subject to such provisions until the end of any fiscal year in which 50% or more of its business is conducted outside of California or 50% or more of its outstanding voting securities are held by persons having addresses outside of California. Foreign corporations which have securities listed on the New York or American Stock Exchange, and foreign corporations which have a class of securities trading as a Nasdaq National Market security with at least 800 equity holders as of the date of its most recent annual meeting of shareholders, are exempt from Section 2115. As of December 5, 1997, Summa California had 500 holders of record and estimates approximately 600 additional beneficial owners. Therefor, Summa Delaware will likely be exempt from application of Section 2115.

  If Summa Delaware is subject to the provisions of California law referred to above, and such provisions are enforced by the courts in a particular case, may of the Delaware laws described under "Changes in the Company's Charter to be Effected by Reincorporation" and "Certain Differences in State Corporation Laws" would not apply to Summa Delaware. The California provisions relating to the election and removal of directors, classified boards of directors, standard of liability for directors, indemnification of directors, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, appraisal rights and inspection of records would apply. Because the Company believes that Summa Delaware will be exempt from application of Section 2115, reincorporation is appropriate at this time.

Federal Income Tax Consequences

  The reorganization provided for in the Agreement and Plan of Merger is intended to be tax free under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of Summa California shares as a result of the consummation of the reorganization, and no gain or loss will be recognized by Summa California or Summa Delaware. Each former holder of Summa California shares will have the same basis in the Summa Delaware stock received by such holder pursuant to the reorganization as the holder had in the Summa California shares held by such holder at the time of the consummation of the reorganization, and his holding period with respect to Summa Delaware stock will include the period during which the holder held the corresponding Summa California shares, provided the latter were held by the holder as capital assets at the time of the consummation of the reorganization. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation. The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SPECIFIC FEDERAL,

STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE MERGER.

Recommendation of Board; Vote Required for Approval

  The Board of Directors recommends that the Company reincorporate in the State of Delaware because of that state's comprehensive, modern and flexible corporate laws and because the reincorporation will assist the Company in retaining and attracting the most qualified persons as officers and directors. Accordingly, the Board of Directors has unanimously approved Proposal 1 and the related proposals and unanimously recommends shareholders vote "FOR" approval of the reincorporation and each of the related proposals. Approval of Proposal 1 and each of the related proposals will require the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote.


                                PROPOSAL NO. 2
                      AMENDMENT OF 1995 STOCK OPTION PLAN

Background of and Reasons for the Amendment

  Under the Company's existing stock option plans, including the 1995 Stock Option Plan ("1995 Plan") approved by the shareholders at the 1995 Annual Meeting, only 23,377 shares remain available for the grant of options to purchase shares of the Company's Common Stock. See "Executive Compensation and Other Information - Stock Option Plans" below. The Company's Board of Directors believes it is in the best interests of the Company and its shareholders to amend the 1995 Plan to increase the number of shares available for the grant of stock options by 100,000 to provide incentives to officers and other key employees of the Company to remain with and increase their efforts on behalf of the Company, and to enable the Company's management to grant stock options to non-employee directors and others expected to provide significant services to the Company. Additionally, if key executives are to be recruited in the future, the availability of stock options is necessary for the Company to offer competitive compensation packages. Accordingly, the Board of Directors has unanimously approved increasing the shares available for the grant of stock options by 100,000 and, therefore, at the Annual Meeting the second matter to be presented to the shareholders of the Company for their consideration and approval will be a proposal to amend the 1995 Plan to increase the number of shares available for the grant of stock options by 100,000, from 250,000 to 350,000.

Description of the 1995 Stock Option Plan

  Subject to typical antidilution provisions for stock splits, stock dividends and the like, the 1995 Plan authorizes the grant of options to purchase an aggregate of up to 250,000 shares of the Company's Common Stock. As of December 5, 1997 (i) the aggregate market value of these 250,000 share of Common Stock was $2,375,000, based upon a closing sale price of the Common Stock on that date as reported on The Nasdaq National Market, and (ii) options to purchase up to 243,223 shares of Common Stock have been granted to employees and non-employee directors under the 1995 Plan, with exercise prices equal to the closing sale prices for the Company's Common Stock on the dates of grant. If an option granted under the 1995 Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1995 Plan. Stock options may be granted under the 1995 Plan which are intended to qualify as incentive stock options ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or, alternatively, as stock options which will not so qualify ("Nonstatutory Stock Options"). The 1995 Plan will terminate on October 18, 2005, and no options may be granted under the 1995 Plan thereafter.

  The 1995 Plan permits administration either by the Board of Directors or by a committee thereof consisting of at least three members of the Board who have been appointed by the Board (the "Committee"), and is currently administered by the Board of Directors. The Board of Directors has the authority to select the persons to receive options granted under the 1995 Plan, the extent of their participation, and the terms and conditions of each stock option, subject to certain limitations set forth in the 1995 Plan. Full time officers and employees of the Company or its subsidiaries are eligible to be granted ISOs under the 1995 Plan. Directors are only eligible to receive ISOs if they are also full time employees of the Company. In addition, full and part time employees, officers, non-employee directors, consultants, major vendors and others expected to provide significant services to the Company may be granted Nonstatutory Stock Options under the 1995 Plan. The Company presently employs approximately 600 persons on a full time basis, all of whom (except for members of the Committee, if there be one) are eligible for selection as participants under the 1995 Plan.

  Options granted under the 1995 Plan become exercisable in accordance with the terms of the grant made by the Board of Directors, as set forth in a written stock option agreement to be entered into by all participates receiving options granted under the 1995 Plan. The Board of Directors has discretionary authority to select plan participants for among eligible persons and to determine at the time an option is granted whether it is intended to be an ISO or a Nonstatutory Stock Option, and when and in what increments shares covered by the option may be purchased. Options may be granted on terms providing that they will be exercisable either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option. While the 1995 Plan does not limit the number of shares as to which options may be granted to any one participant (including officers and directors of the Company), it does provide that no employee may be granted ISOs which first become exercisable in any calendar year to purchase shares of Common Stock having a fair market value (determined at the time of the grant of the option) in excess of $100,000, reduced by the fair market value (similarly determined) of any shares subject to ISOs granted under any other plan of the Company which also become exercisable in such calendar year.

  For employees holding more than ten percent of the total combined voting power of all classes of outstanding stock, the purchase price of each option granted under the 1995 Plan cannot be less than 110% of the fair market value per share of the Company's Common Stock subject thereto on the date of the grant. For all other participants, the option exercise price may not be less than the fair market value per share of the Company's Common Stock subject thereto on the date of the grant in the case of an ISO, nor less than 85% of the fair market value per share of the Company's Common Stock on the date of the grant in the case of Nonstatutory Stock Options. Upon exercise of an option, the exercise price shall be payable in full to the Company. The fair market value per share will generally be the closing bid quotation for a share of the Company's Common Stock on the date an option is or was granted under the 1995 Plan. If there is no market price available on such date, the fair market value per share will be determined on the basis of factors deemed relevant by the Board, including, without limitation, the book value of the shares on such date and the earnings of the Company.

  The Board of Directors may in its discretion also include in a stock option agreement a provision making the exercise price of any option granted under the 1995 Plan payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the optionee, (iv) by a combination of (i)-(iii), or (v) by a full recourse promissory note executed by the optionee. If payment is made by means of a promissory note, the shares purchased generally would be held in pledge to secure payment of the note. Unless and until the purchaser defaulted under the promissory note or governing instruments, the shares so pledged would remain registered in the name of the purchaser, and the purchaser would be entitled to vote the shares and to receive all dividends and any other amounts accruing as a result of his or her ownership of such shares.

  If an optionee's employment is terminated other than for cause, the employee will have the right to exercise his or her option to the extent then exercisable, at any time within a three month period thereafter. If an optionee dies while still employed, or within the period of time after his or her voluntary retirement specified in the applicable stock option agreement, the option may be exercised at any time within twelve months thereafter by his or her estate or by the person or persons to whom rights under the option passed by will or the laws of descent or distribution, but only to the extent such option was exercisable by him or her on that date. The Board of Directors may accelerate the time at which options may be exercised. Options granted under the 1995 Plan are not transferable except by will and the laws of descent and distribution. During the life of the person to whom an option is granted, that person alone may exercise such option.

  Within the limits of the 1995 Plan, the Board of Directors may also modify, extend or renew outstanding options or accept the cancellation of outstanding options (to the extent not previously exercised) for the granting of new stock options in substitution therefor. However, no modification of an option which alters or impairs any rights or obligations under any option previously granted may be made without the consent of the optionee.

  The Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1995 Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may either increase the number of shares subject to the 1995 Plan (with the exception of adjustments resulting from changes in capitalization) or change the class of participants eligible to receive options granted under the 1995 Plan without shareholder approval.

  In the event that the Company should elect to dissolve, merge or consolidate with any other corporation, sell substantially all of its assets to another person or entity, or enter into any other reorganization in a transaction in which the Company is not the surviving corporation, the date of exercisability of each option outstanding under the 1995 Plan will be accelerated to a date prior to such transaction unless provision is made in connection with such transaction for the assumption of the option or substitution of new options with appropriate adjustments by the surviving corporation. In connection with Proposal 1 above, provision for the assumption of all outstanding options by the surviving Summa Delaware corporation will be made.

  In general, neither the grant nor the exercise of ISOs under the 1995 Plan will result in the recognition of taxable income to the optionee nor the recognition of a federal income tax deduction to the Company. In addition, the subsequent sale of the option shares by the optionee will not result in a federal income tax deduction to the Company, but gains recognized by the optionee upon such sale will be deemed ordinary income or capital gains depending on the length of time involved. In general, the grant of a Nonstatutory Stock Option will not result in either the recognition of taxable income nor a federal income tax deduction to the optionee and the Company, respectively. Upon exercise, the optionee generally will recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the Company's Common Stock as of the date of exercise over the exercise price paid for such option shares, and the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the optionee. In general, further gain or loss realized by such optionee on the subsequent disposition of such option shares will be long term or short term capital gain or loss, depending on the length of time the option shares are held after the option is exercised.

  The foregoing summary description of the 1995 Plan does not purport to be complete, and reference is made to the entire 1995 Plan which sets forth in detail all of the terms and conditions upon which stock options may be granted thereunder. A complete copy of the 1995 Plan will be provided without charge, upon written or oral request, to any shareholder to whom this Proxy Statement is being sent. Requests should be made to the Corporate Secretary of the Company at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503; telephone
(310) 792-7024; facsimile (310) 792-7079.

Recommendation of the Board; Vote Required for Approval

  The Board of Directors believes that Proposal 2 is in the best interests of the Company and its shareholders. Therefor, the Board of Directors has unanimously approved this Proposal 2 and has recommended that the shareholders of the Company vote FOR approval of the proposed amendment to the 1995 Plan. Approval of Proposal 2 will require the affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote.


                                PROPOSAL NO. 3
             AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION

Background of and Reasons for the Amendment

  The Company's Articles of Incorporation were originally adopted as the articles of incorporation of Southern California Plastics Company, a predecessor of the Company, in 1942 and have been amended a number of times over the intervening years. Following shareholder approval, the Articles of Incorporation were restated in their entirety on December 20, 1993. The restatement included, among other things, classification of the Board of Directors into two classes serving staggered two-year terms and the elimination of cumulative voting for the election of directors. More recently, the restated Articles of Incorporation were amended to specify that the Board of Directors be comprised of nine members divided into three classes of three members each serving staggered three-year terms. During October 1997, Messrs. Palmaer and Morehouse, two of the Company's nine directors, retired from the Board of Directors. The Board of Directors believes that the Company will be managed efficiently and effectively with a Board consisting of seven members. At the Annual Meeting, the third matter to be presented to the shareholders of the Company for their consideration and approval will be a proposal to amend the restated Articles of Incorporation to specify that the Board of Directors be comprised of not less than six nor more than nine members divided into two classes serving staggered terms of two years, with one-half of the directors or as close an approximation as possible being elected at each annual meeting of shareholders.

The Amendment Proposal

  The only modification to the restated Articles of Incorporation that would be effected by approval of this Proposal 3 would be to provide that the Board of Directors be comprised of not less than six nor more than nine members divided into two classes serving staggered two-year terms. As a result, approximately one-half of the Company's directors would be elected each year at each annual meeting of shareholders. The restated Articles of Incorporation currently provide for a Board of Directors consisting of nine members divided into three classes serving staggered three-year terms.

  A complete copy of the Company's restated Articles of Incorporation will be provided without charge, upon written or oral request, to any shareholder to whom this Proxy Statement is being sent. Requests should be made to the Corporate Secretary of the Company at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503; telephone (310) 792-7024; facsimile (310) 792-7079.

Recommendation of the Board; Vote Required for Approval

  The Board of Directors believes that Proposal 3 is in the best interests of the Company and its shareholders and that the Company will be managed efficiently and effectively with a board consisting of seven members. With the recent retirement of directors Palmaer and Morehouse, the Board of Directors has not identified suitable replacements for such gentlemen, and does not believe that replacement is necessary or desirable at this time. In recent years, the size of the Board of Directors has increased, due in part to acquisitions consummated by the Company with the former chief executive of the acquired company thereafter joining the Board of Directors. The Board of Directors does not believe that nine members are necessary to fully and accurately analyze issues presented and to thoroughly debate the merits of such issues, and believes that a Board of Directors consisting of seven members will be of sufficient size and experience to manage the Company in an appropriate manner at less expense than with nine members. Therefor, the Board of Directors has unanimously approved Proposal 3 and has recommended that the shareholders of the Company vote FOR approval of amendment of the restated Articles of Incorporation. Approval of Proposal 3 will require the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote.


                                PROPOSAL NO. 4
                             ELECTION OF DIRECTORS

  Assuming approval by the shareholders of Proposal 3 above, seven directors, comprising the entire Board of Directors of the Company, are to be elected at the Annual Meeting, with three directors elected to Class I to serve a one-year initial term and four directors elected to Class II to serve an initial two-year term. In the event the shareholders approve Proposal 1 above, then upon consummation of the reincorporation, Class II will be subdivided into two classes of two directors each, with the two directors comprising the new Class III serving an initial term of three years from the date of the Annual Meeting.

  Should any of the nominees decline or be unable to serve as a director, the persons authorized in the proxy to vote on your behalf will vote for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxy. Each of the nominees has consented to serve as a director if elected, and the Company knows of no reason why any nominee listed below would not be available for election or, if elected, would not be willing or able to serve. Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the seven director nominees set forth below.

Nominees

  The following table sets forth certain information concerning each of the seven nominees for election as directors of the Company:

Name                       Position with the Company             Age
----                       -------------------------             ---

Coalson C. Morris          Director                               81

Michael L. Horst           Director                               51

William R. Zimmerman       Director                               70

James R. Swartwout         Chairman, President,                   51
                           Chief Executive Officer
                           and Chief Financial Officer

David McConaughy           Director                               65

Byron C. Roth              Director                               34

Josh T. Barnes             Director                               69

  Coalson C. Morris is a former officer and has been a director of the Company since 1968. Until his resignation in August 1996, Mr. Morris served on the Board of Directors and as Chief Financial Officer of PMC Mortgage Corporation, a corporation involved in the mortgage banking business. He has previously served as Chairman of the Board of each of Tustin Savings & Loan, Westport Savings Bank and Corporate National Bank.

  Michael L. Horst has been a director of the Company since 1978. He is a real estate consultant, educator and developer, and conducts his real estate consulting business through his firm InSpire (Integrated Strategic Planning in Real Estate). In addition, Mr. Horst currently serves on the faculty at the University of Southern California, is a co-founder of the Shenoa Retreat and Learning Center in Northern California, and is an active participant in the Urban Land Institute where he serves as Vice Chair of the Environmental Council. Mr. Horst was formerly a Senior Vice President of PBR, a community planning consulting firm.

  William R. Zimmerman, the President of Zimmerman Holdings, Inc., a private investment company, has served on the Board of Directors of the Company since 1987. He has previously served as President of Monogram Industries, Inc., President of Swedlow, Inc., and Executive Vice President of Avery International.

  James R. Swartwout has been Chairman of the Board of Directors of the Company since August 1990, and Chief Executive Officer since July 1990. Prior to that he was President and Chief Operating Officer since August 1989. He joined the Company in October 1988 as its Executive Vice President and Chief Operating Officer. Before joining the Company, Mr. Swartwout was a principal in a private leveraged buyout venture. From April 1995 to October 1988, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments, and had held management positions at Farr Company, El Segundo, California, a manufacturer of industrial filtration systems. Mr. Swartwout also serves as Chairman of the Board of each of the Company's operating subsidiaries.

  David McConaughy has been on the Board of Directors of the Company since 1990. Mr. McConaughy is currently the majority owner and President of Data Management Resources, which supplies and maintains integrated business management systems. Previously, Mr. McConaughy, who holds a PhD in Administrative Science and Economics, was on the faculty of the University of Southern California Graduate School of Business, and has had a strategic planning consulting practice.

  Byron C. Roth has been a director of the Company since 1994. Mr. Roth has served as the President of the investment banking firm of Cruttenden Roth since 1993. Previously, he was Managing Director of Corporate Finance at Cruttenden and, prior to joining Cruttenden, he served as Vice President, Corporate Finance of R.G. Dickinson and Company.

  Josh T. Barnes became a director of the Company upon consummation of the acquisition of LexaLite International Corporation by the Company in 1996. Mr. Barnes is the founder of LexaLite and lead the company as a director and Chief Executive Officer from its formation in 1963 until his retirement in 1997. Mr. Barnes is a registered professional mechanical engineer in Michigan, holds degrees from Lawrence Institute of Engineering (Civil) and the U.S. Army Corps of Engineers Officer Training School. Mr. Barnes is a member of the Illuminating Engineering Society, the Society of Plastic Engineers and holder of several lighting related patents. Mr. Barnes currently serves as the Mayor of Charlevoix, Michigan.

Composition of Classified Board

  In the event that the shareholders approval Proposal 3 above, the Board of Directors will initially consist of seven members and will be classified into two classes of directors, with three members in Class I and four members in Class II. Members of Class I would hold office initially for a one-year term expiring at the Annual Meeting of Shareholders for the 1998 fiscal year, and members of Class II would hold office initially for a two-year term expiring at the Annual Meeting of Shareholders for the 1999 fiscal year; provided that, if Proposal 1 above is also approved, then Messrs. Horst and Zimmerman will form a new Class III upon consummation of the reincorporation and will hold such office for the remainder of a three-year term expiring at the Annual Meeting of Shareholders for the 2000 fiscal year. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire on the second succeeding annual meeting of shareholders after their election (or the third succeeding annual meeting if the reincorporation is consummated) or until their successors have been duly elected and qualified.
The classes would be divided as follows:

     Class I, to hold office until the fiscal 1998 Annual Meeting of
     Shareholders:

              Mr. Coalson C. Morris
              Mr. James R. Swartwout
              Mr. Byron C. Roth

     Class II, to hold office until the fiscal 1999 Annual Meeting of
     Shareholders:

              Mr. Michael L. Horst
              Mr. William R. Zimmerman
              Mr. David McConaughy
              Mr. Josh T. Barnes

     Class III, to hold office until the fiscal 2000 Annual Meeting of Shareholders (to be formed only if the reincorporation in Proposal 1 is approved and consummated):

              Mr. Michael L. Horst
              Mr. William R. Zimmerman

Meetings of the Board; Committees and Director Compensation

  During fiscal 1997, there were eight meetings of the Company's Board of Directors. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he serves. The Company has no standing committees, other than the Audit Committee. The principal duties of the Audit Committee are to advise the Board on audit matters affecting the Company, including recommendations as to the appointment of independent outside auditors, reviewing with such auditors the scope of its audit engagement, meeting with the Company's management and independent outside auditors to discuss matters relating to internal accounting controls and results of audits performed. The current members of the Audit Committee are Messrs. McConaughy and Horst. During fiscal 1997, the Audit Committee held one meeting attended by all members.

  Non-employee directors of the Company receive a fee of $400 for each Board meeting attended and are reimbursed for travel expenses connected with a Board meeting. No additional fees are paid to directors for serving on committees. Directors who are not employees of the Company are eligible for the grant of non-statutory stock options under the Company's stock option plans. During fiscal 1997, each outside director was granted a non-qualified stock option to acquire up to 2,500 shares of the Company's Common Stock at the market price of the stock on the date of grant.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

  Set forth in the table below are the names, ages and offices held by the executive officers of the Company:



Name                             Age             Position
----                             ---             --------

James R. Swartwout               51              Chairman, President, Chief
                                                 Executive Officer and Chief
                                                 Financial Officer


Trygve M. Thoresen               33              Vice President, Secretary and
                                                 General Counsel

Paul A. Walbrun                  55              Vice President and Controller

  James R. Swartwout has been Chairman of the Board of Directors of the Company since August 1990, and Chief Executive Officer since July 1990. Prior to that he was President and Chief Operating Officer since August 1989. He joined the Company in October 1988 as its Executive Vice President and Chief Operating Officer. Before joining the Company, Mr. Swartwout was a principal in a private leveraged buyout venture. From April 1995 to October 1988, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments, and had held management positions at Farr Company, El Segundo, California, a manufacturer of industrial filtration systems. Mr. Swartwout also serves as Chairman of the Board of each of the Company's operating subsidiaries.

  Trygve M. Thoresen recently joined the Company as Vice President, Secretary and General Counsel upon consummation of the acquisition of Calnetics Corporation, Chatsworth California, in October 1997. From January 1997 until October 1997, Mr. Thoresen served as Vice President - Finance, General Counsel and Assistant Secretary of Calnetics. Prior to that, from September 1992 until January 1997, Mr. Thoresen was a corporate, mergers and acquisitions and securities attorney with Gibson, Dunn & Crutcher LLP. From August 1989 until May 1992, Mr. Thoresen attended Hastings College of the Law. Prior to law school, Mr. Thoresen was a senior accountant at KPMG Peat Marwick LLP, and he is a certified public accountant in the State of California (currently inactive).

  Paul A. Walbrun has served as Vice President and Controller of the Company since October 1997, and was Vice President, Secretary and Controller of the Company from October 1994 until October 1997. From July 1994 until its sale in June 1996, Mr. Walbrun served as Vice President and Controller of the Company's former subsidiary, Morehouse-COWLES, Inc. Before joining the Company, Mr. Walbrun was the Director of Financial Reporting for Bird Medical Technologies, Inc., and Controller of Stackhouse, Inc., a Bird Medical Technologies manufacturing subsidiary.

Summary Compensation Table

  The following summary compensation table sets forth all compensation paid or accrued by the Company for services rendered in all capacities during the three fiscal years ended August 31, 1997 by the Chief Executive Officer and the one other most highly compensated executive officer of the Company. There were no other executive officers of the Company whose total salary and bonus exceeded $100,000 in the 1997 fiscal year.


                                                                 Long-Term Compensation
                                                                -------------------------
                                Annual Compensation             Awards           Payouts
                           ---------------------------------    -------------------------
                                                                Stock              L/TIP     All Other
Name and                            Salary     Bonus   Other    Awards   Options  Payouts   Compensation
Principal Position(1)      Year        $         $       $       $(2)      #        $          $(3)
---------------------      ----    ---------   ------  -----    -------  -------  -------   ------------
James R. Swartwout,
Chairman, Chief            1997    142,500     40,000  ---         ---    25,000     ---        9,006
Executive Officer and      1996    135,000      ---    ---         ---     ---       ---       21,901
Chief Financial Officer    1995    132,083     26,250  ---       23,500    ---       ---        9,150

Paul A. Walbrun,           1997     78,796     24,000  ---         ---    10,000     ---          470
Vice President and         1996     75,000      ---    ---         ---     ---       ---        4,951
Controller                 1995     68,175      ---    ---         ---     5,000     ---         ---

---------
(1) Excludes compensation information for Trygve M. Thoresen, Vice President, Secretary and General Counsel, as Mr. Thoresen became employed by the Company after the end of the 1997 fiscal year. Mr. Thoresen was employed by Calnetics Corporation until its acquisition by the Company in October 1997. Mr. Thoresen's current annual base salary is $120,000 and his last bonus received from Calnetics was $15,000. In connection with the acquisition of Calnetics, 50,000 stock options then held by Mr. Thoresen were converted into 64,615 options to purchase shares of the Company's Common Stock. In addition, Mr. Thoresen has use of a Company automobile.

(2) Consists of a stock award to Mr. Swartwout of 5,000 shares in fiscal 1995, valued at the average of the high and low trading price of the Company's Common Stock on the date of award.

(3) Includes payments for a long term disability insurance policy, contributions to the Company's 401(k) Plan, automobile allowance and/or payment of certain accrued vacation amounts.


Employment Agreements

  In March 1994, the Company entered into an employment agreement with James R. Swartwout under which he is to be paid an annual base salary to be determined by the Board of Directors, and an annual bonus of up to 40% of his base salary, to be determined by the Board of Directors based upon the performance of the Company during the preceding fiscal year, payable in cash or stock at his election. In the event of his termination, other than for cause, Mr. Swartwout is entitled to severance pay equal to six months of his current compensations. In the event of a "change in control" of the Company (defined as the acquisition by a person or group of either 30% or more of the Company's voting power or the right to elect a majority of the Company's directors, the sale of 50% or more of the total fair market value of the Company's assets, or a specified change in the composition of the Company's Board of Directors), and regardless of whether his employment is terminated as a result of such event, Mr. Swartwout would be entitled to receive as a special bonus an amount equal to two year's base salary at the level then being paid to him.

  Pursuant to a change in control agreement entered into in January 1997 between Trygve M. Thoresen and Calnetics Corporation and assumed by the Company upon consummation of the acquisition of Calnetics, in the event that there is a change in control of Calnetics and, thereafter, Mr. Thoresen is terminated without cause or resigns from the successor for "good reason," the Company will be required to pay Mr. Thoresen a lump sum distribution equal to one year's salary and bonus. The acquisition of Calnetics by the Company constituted a change in control as defined in the agreement.


Stock Option Plans

  In 1984, the Board of Directors and shareholders of the Company approved the Summa Industries 1984 Stock Option Plan (the "1984 Plan"), under which options to acquire an aggregate of 25,000 shares of the Company's Common Stock may be granted to key employees, as determined by the Board of Directors. As of August 31, 1997, options to acquire 21,375 shares of Common Stock had been granted, including options to purchase 12,500 shares granted to Mr. Swartwout and 3,000 to Mr. Walbrun. The price at which the options may be exercised ranges from $1.50 to $5.00, the market price of the stock on the date of grant. During the fiscal year ended August 31, 1997, options for 1,000 shares became exercisable. As of August 31, 1997, options for 15,500 shares were exercisable, and 5,875 had been exercised.

  In December 1991, the Board of Directors and shareholders approved the Summa Industries 1991 Stock Option Plan (the "1991 Plan") under which options to acquire an aggregate of 150,000 shares of the Company's Common Stock may be granted to key employees, directors, consultants, vendors and others, as determined by the Board of Directors. As of August 31, 1997, options to acquire 133,400 shares of Common Stock had been granted, including options to purchase 25,000 shares granted to Mr. Swartwout and 15,000 to Mr. Walbrun. Options to acquire 16,600 shares of Common Stock remain available for future grant. The price at which the options may be exercised ranges from 2.72 to 6.00, the market price of the stock on the date of grant. During the fiscal year ended August 31, 1997, options for 32,150 shares became exercisable. As of August 31, 1997, options for 104,150 shares were exercisable, and 10,500 had been exercised.

  In December 1995, the Board of Directors and shareholders approved the Summa Industries 1995 Stock Option Plan (the "1995 Plan") under which options to acquire an aggregate of 250,000 shares of Common Stock may be granted to key employees, directors, consultants, vendors, customers and others, as determined by the Board of Directors. For a complete description of the 1995 Plan, see Proposal 2 of this Proxy Statement above. As of August 31, 1997, options to acquire 223,223 shares of Common Stock had been granted to employees and directors, including options to purchase 25,000 shares granted to Mr. Swartwout, and an additional 20,000 were granted after August 31, 1997. Options to acquire 6,777 shares of Common Stock remain available for future grant. The price at which options may be exercised ranges from $3.613 to $9.008. During the fiscal year ended August 31, 1997, options for 17,500 shares became exercisable. As of August 31, 1997, options for 115,223 shares were exercisable, and 3,500 had been exercised.

Stock Option Grants

The following table sets forth information concerning options granted to each of the named executive officers during fiscal 1997.

                                     Individual Grants
                       ---------------------------------------------
                                       Percentage                                      Potential Realizable Value
                                       of Total                                        at Assumed Annual Rates of
                                        Options                                         Stock Price Appreciation
                                       Granted to        Exercise                        for Option Term ($)(2)
                       Options        Employees in         Price        Expiration     --------------------------
Name                Granted(#)(1)    Fiscal 1997(%)    per Share ($)       Date            5%              10%
----                -------------    --------------    -------------    ----------     ----------       ---------
James R. Swartwout      25,000             15.9             5.50         02/18/07       86,473           219,140
Paul A. Walbrun         10,000              6.3             5.75         12/02/06       36,161            91,640

-----------
(1) The options granted to Mr. Swartwout were issued under the 1995 Plan and vest in one-forth increments in February 1998, 1999, 2000 and 2001, and those granted to Mr. Walbrun were issued under the 1991 Plan and vest in one-fourth increments in December 1997, 1998, 1999 and 2000.

(2) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated pursuant to requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Common Stock.


Stock Option Exercises

  The following table sets forth information regarding options exercised during the fiscal 1997 by the named executive officers of the Company, as well as the aggregate value of unexercised options held by such executive officer at August 31, 1997. The Company has no stock appreciation rights, either freestanding or in tandem with options.

                                                                                  Value of Unexercised
                                                    Number of Unexercised         in-the-money Options
                       Shares                   Options at Fiscal Year End(#)    at Fiscal Year End (1)
                     Acquired on     Value      ----------------------------    --------------------------
Name                  Exercise      Realized    Exercisable    Unexercisable    Exercisable  Unexercisable
----                 -----------   ----------   -----------    -------------    -----------  -------------
James R. Swartwout      ---            ---         37,500          25,000          $122,725       $18,750
Paul A. Walbrun         ---            ---          5,500          12,500          $  7,500       $ 8,750

----------
(1) Calculated based upon the closing price of the Company's Common Stock as reported on The Nasdaq National Market on August 29, 1997, which was $6.25 per share.


401(k) Plan

  The Company has adopted and maintains Section 401(k) Plans benefiting substantially all employees in compliance with relevant ERISA regulations. The plans allow employees to defer specified percentages of their compensation, as defined, in a tax-exempt trust. The Company is required to make matching contributions, as defined, to the plan up to specified limits and may make additional profit-sharing contributions at the discretion of the Board of Directors. The total Company contribution to all employees' 401(k) accounts in fiscal 1997 was approximately $357,000. Each of the named executive officers participates in a 401(k) plan.

Report of the Board of Directors on Executive Compensation

  The Board of Directors generally administers the Company's executive compensation programs as the Company does not have a separate compensation committee. Individual directors who are also executive officers do not participate in decisions regarding their compensation. It is the policy of the Board of Directors to establish compensation levels for executive officers which reflect the Company's overall performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Board of Directors determines compensation based on its evaluation of the Company's overall performance, including various quantitative factors, primarily the Company's financial performance, sales and earnings against the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which the executive officers have contributed to forming a strong management team, and other factors which the committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives. In determining the base salary and bonus for James R. Swartwout, the Chief Executive Officer of the Company, the Board of Directors, without Mr. Swartwout, considered the foregoing factors.

  Base Salary and Discretionary Bonus.  The principal component of the
  -----------------------------------
compensation of the executive officers is their base salaries. The Board of Directors also retains discretion to award bonuses based on corporate or individual performance. The Board of Directors evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the Chief Executive Officer and, to a lesser extent, the other executive officers. Throughout the year, the members of the Board of Directors review the corporate and individual performance factors described above. The Board of Directors, based upon its review of performance for the previous year and its review of the Company's operating plan, establishes salary levels and awards any bonuses to the Chief Executive Officer and the other executive officers.

  Stock Options. The Board of Directors also considers the grant of stock
  -------------
options to the Company's key employees, including the executive officers. The purpose of the stock option program is to provide incentives to the Company's management and other employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of stock option grants to executive officers are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

                                         Board of Directors:
                                         ------------------

                                         Josh T. Barnes
                                         Michael L. Horst
                                         David McConaughy
                                         Coalson C. Morris
                                         Byron C. Roth
                                         James R. Swartwout
                                         William R. Zimmerman


Compensation Committee Interlocks and Insider Participation

  The Board of Directors of the Company has not established a formal Compensation Committee. Rather, the entire Board reviews the performance and establishes the compensation of Mr. Walbrun, and the entire Board, with the exception of Mr. Swartwout, performs the same function relating to Mr. Swartwout. With the exception of Mr. Swartwout, none of the members of the Board of Directors is a current officer or employee of the Company. Mr. Barnes is the former Chief Executive Officer and director of the Company's LexaLite subsidiary, and Mr. Morris is a former officer of the Company. There are no compensation committee interlocks between the Company's Board of Directors and other entities involving the Company's executive officers and Board members who serve as executive officers or board members of such other entities.

Stock Performance Graph



               Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                               SUMMA INDUSTRIES


CRSP Total Returns Index for:            08/31/92    08/31/93    08/31/94    08/31/95    08/30/96    08/29/97
-----------------------------            --------    --------    --------    --------    --------    --------
SUMMA INDUSTRIES                          100.0       141.2       135.3       117.6       141.2       147.1
Nasdaq Stock Market (US Companies)        100.0       131.9       137.3       184.9       208.5       291.0
Nasdaq Non-Financial Stocks               100.0       131.4       133.8       182.9       202.1       277.5
SIC 0100-5999, 7000-9999 US & Foreign

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) all persons or groups known by the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director of the Company and each nominee for director,
(iii) each executive officer of the Company named in the Summary Compensation Table above, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person listed below has sole voting and investment power with respect to the shares beneficially owned by such person, subject to applicable community property laws, and the address of each such person is care of the Company, 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503.

                                                         Shares          Percent
                                                      Beneficially         of
Name and Address of Beneficial Owner                     Owned(1)        Class(%)
------------------------------------                  ------------       --------

Employee Stock Ownership Trust(2)                       760,848             18.6

Arthur R. Marshall                                      242,125              5.9
P.O. Box 96
Mullett Lake, Michigan 49761

Wilfred G. Cryderman                                    226,725              5.5
37562 Burton Drive
Farmington Hills, Michigan 48331

Coalson C. Morris(3)                                     15,945               *

Michael L. Horst(3)                                      23,221               *

William R. Zimmerman(3)                                  12,525               *

James R. Swartwout(3)                                    86,992              2.1

David McConaughy(3)                                      15,000               *

Byron C. Roth(4)                                         15,000               *

Josh T. Barnes(3)(5)                                    202,814              4.9

Trygve M. Thoresen (6)                                   64,615              1.6

Paul A. Walbrun(4)                                        9,250               *

All directors and executive                             445,362             10.4
officers as a group (9 persons)(3)

---------------------------------
*      Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission, based on information furnished by each person listed. Ownership shown include shares which each named shareholder has the right to acquire within sixty days of the Record Date. In calculating percentage ownership, all shares which a named shareholder has the right to so acquire are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Listed persons may disclaim beneficial ownership of certain shares.

(2) Consists entirely of shares of the Company's Common Stock held in trust for the Company's Employee Stock Ownership Plan ("ESOP"). The administrator of the ESOP is James R. Swartwout, and the trustee of the ESOP trust is NBD Bank, N.A. The trustee has voting and limited investment power over any shares held by the ESOP trust that have not been allocated to individual participant's accounts. The administrator has the power to direct the trustee as to the voting of any such unallocated shares held by the ESOP trust. The administrator and the trustee disclaim beneficial ownership of shares held by the ESOP trust (except shares allocated to the person's individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the administrator or the trustee (except shares allocated to the person's individual account under the ESOP).

(3) Includes currently exercisable stock options to purchase shares of the Company's Common Stock and/or options that will be exercisable within sixty days of the Record Date.

(4) Consists entirely of currently exercisable stock options to purchase shares of the Company's Common Stock and/or options that will be exercisable within sixty days of the Record Date.

(5) Includes shares held by several limited family partnerships over which Mr. Barnes has voting control as general partner but in which he has no pecuniary interest.

(6) Consists entirely of currently exercisable stock options issued to Mr. Thoresen as replacement options in connection with the Company's acquisition of Calnetics Corporation in October 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company paid commissions in the amount of $120,000 and consulting fees of $28,000 to a company controlled by Josh T. Barnes, a director of the Company, in accordance with a design and consulting agreement entered into in 1993 by LexaLite, which was acquired by the Company in November 1996. In addition, the Company paid a one time payment of $365,000 in consideration of amending the terms of the earlier agreement by which LexaLite will continue to receive consulting services for $30,000 per year and pay commissions of 0.75% (a reduction from the previously existing rate) of sales of certain products up to the earlier to occur of the cumulative commission payment of $650,000 or the expiration of twelve years.

  One of the Company's subsidiaries paid $101,000 during fiscal 1997 for cleaning services to a company which had a relationship by marriage to a former officer of the subsidiary. The agreement, which was bid annually, was not re-awarded to the related party upon termination of the existing agreement.

  One of the Company's subsidiaries leases truck trailers from a company owned by a non-officer employee of the subsidiary under which the Company paid $25,000 in fiscal 1997, and under which the Company is obligated to pay approximately $2,000 per month through June 2001. Additionally, the Company's subsidiary paid that party $379,000 for trucking services under an agreement which is renewable annually. The amounts paid are considered to be at commercially competitive rates.

  In June 1994, prior to its ownership by the Company, one of the Calnetics' subsidiaries entered into a four-year parts purchase and supply agreement with a third party injection molder whereby such molder agreed to supply the subsidiary with various injection molded parts, and the subsidiary agreed to purchase its reasonable needs of such parts. The agreement to purchase its reasonable needs decreases each year, such that by the fourth year the subsidiary need only purchase 25% of its reasonable needs from the third party molder. The president of the subsidiary is a director of the third party molder, owns approximately nine percent of the molder's stock and has guaranteed payment of certain indebtedness of the molder to a financial institution. For its fiscal year ended June 30, 1997, the subsidiary purchased $1,581,387 in parts from the third party molder. The amounts paid for such purchases are considered to be at commercially competitive rates.

  The Company borrowed $400,000 from the president of one of the Company's subsidiaries in 1993 to replace existing bank debt. As of August 31, 1997, the remaining principal balance on such indebtedness was $200,000, with principal payments of $100,000 due in fiscal 1999 and 2000. Interest paid to the officer in accordance with the terms of a promissory note documenting such indebtedness totaled $26,000 in fiscal 1997.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and such more than ten percent beneficial owners are required to furnish the Secretary of the Company with copies of all such forms which they file.

  To the Company's knowledge, bases solely upon the Company's review of such reports or written representations from certain reporting persons that no reports were required, the Company believes that during fiscal 1997, all of its directors and executive officers complied with Section 16(a) requirements, except one report filed late on Form 5 by Paul Walbrun relating to stock options received and beneficial ownership thereof.

                            INDEPENDENT ACCOUNTANTS

  The accounting firm of Arthur Andersen LLP served as the Company's independent certified public accountants for the fiscal year ended August 31, 1997, and the Company may engage Arthur Andersen LLP to audit the Company's financial statements for the fiscal year ended August 31, 1998. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, and to be available to respond to questions directed to their attention. These representatives will have an opportunity to make a statement.

                                 ANNUAL REPORT

  The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 ("Annual Report"), which contains audited financial statements of the Company, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated by reference into this Proxy Statement and is not considered proxy solicitation material. Any shareholder who has not received a copy of the Annual Report may obtain one at no charge by writing to the Secretary of the Company at the address given on the first page of this Proxy Statement. The Company will furnish to any shareholder of the Company any specific exhibit(s) to the Annual Report upon written request and upon payment of the Company's reasonable expenses in furnishing such exhibit(s).

                           PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at the Company's Annual Meeting of Shareholders for the 1998 fiscal year must be received in writing by the Secretary of the Company at the address given on the first page of this Proxy Statement within a reasonable time before solicitation will be made to be included in the proxy statement and proxy relating to that meeting. The Company anticipates that such Annual Meeting will be held in November 1998, December 1998 or January 1999 and, therefor, it is the Company's position that any such shareholder proposals should be received by the Company prior to July 1998.

                                 OTHER MATTERS

  The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.



                              By Order of the Board of Directors:

                              /s/ Trygve M. Thoresen

                              Trygve M. Thoresen
                              Secretary
Torrance, California
December 10, 1997

                                                                      Appendix I

                          AGREEMENT AND PLAN OF MERGER
                              OF SUMMA INDUSTRIES,
                            A DELAWARE CORPORATION,
                                      AND
                               SUMMA INDUSTRIES,
                            A CALIFORNIA CORPORATION


  THIS AGREEMENT AND PLAN OF MERGER is made and entered into on __________, 1998 (the "Agreement") by and between Summa Industries, a Delaware corporation ("Summa Delaware"), and Summa Industries, a California corporation ("Summa California"). Summa Delaware and Summa California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

  A. Summa Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 15,000,000 shares, 10,000,000 of which are designated "Common Stock", $0.001 par value, and 5,000,000 of which are designated "Preferred Stock", $0.001 par value. As of _________, 1998, 1,000 shares of Common Stock were issued and outstanding, all of which were held by Summa California. No shares of Preferred Stock were outstanding.

  B. Summa California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 15,000,000 shares, 10,000,000 of which are designated "Common Stock", $.001 par value, and 5,000,000 of which are designated "Preferred Stock", $.001 par value. As of ____________, 1998, _________ shares of Common Stock and no shares of Preferred Stock were outstanding.

  C. The Board of Directors of Summa California has determined that, for the purpose of effecting the reincorporation of Summa California in the State of Delaware, it is advisable and in the best interests of Summa California that Summa California merge with and into Summa Delaware upon the terms and conditions herein provided.

  D. The respective Boards of Directors of Summa Delaware and Summa California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

  NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Summa Delaware and Summa California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I.  MERGER

  1.1  Merger.  In accordance with the provisions of this Agreement, the
       ------
Delaware General Corporation Law and the California General Corporation Law, Summa California shall be merged with and into Summa Delaware (the "Merger"), the separate existence of Summa California shall cease and Summa Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Summa Industries.

  1.2  Filing and Effectiveness.  The Merger shall become effective when the
       ------------------------
following actions shall have been completed:

  (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

  (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

  (d) An executed counterpart of this Agreement, together with any and all other necessary documents and instruments, meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of the State of the State of California.

  The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Time of the Merger."

  1.3  Effect of the Merger.  Upon the Effective Time of the Merger, the
       --------------------
separate existence Summa California shall cease and Summa Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time of the Merger, (ii) shall be subject to all actions previously taken by its and Summa California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Summa California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Time of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Summa California in the same manner as if Summa Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                 II.  CHARTER DOCUMENTS; DIRECTORS AND OFFICERS

  2.1  Certificate of Incorporation.  The Certificate of Incorporation of Summa
       ----------------------------
Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

  2.2  Bylaws.  The Bylaws of Summa Delaware as in effect immediately prior to
       ------
the Effective Time of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

  2.3  Directors and Officers.  The directors and officers of Summa California
       ----------------------
immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation until their successors have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                      III.  MANNER OF CONVERSION OF STOCK

  3.1  Summa California Common Shares.  At the Effective Time of the Merger,
       ------------------------------
each share of Summa California Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

  3.2  Summa California Stock Options.  At the Effective Time of the Merger, the
       ------------------------------
Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Summa California. Each outstanding and unexercised option, or other right to purchase, or security convertible into, Summa California Common Stock shall become an option, or right to purchase, or a security convertible into the Surviving Corporation's Common Stock for each share of Summa California Common Stock issuable pursuant to any such option, or stock purchase right or convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such Summa California option, stock purchase right or other convertible security at the Effective Time of the Merger. There are no options, purchase rights or securities convertible into Preferred Stock of Summa California.

       A number of shares of the Surviving Corporation's Common Stock will be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Summa California Common Stock so reserved immediately prior to the Effective Time of the Merger.

  3.3  Summa Delaware Common Stock.  At the Effective Time of the Merger, each
       ---------------------------
share of Summa Delaware Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Summa Delaware, the holder of such share or any other person, be canceled and returned to the status of authorized but unissued shares.

  3.4  Exchange of Certificates.  At the Effective Time of the Merger, each
       ------------------------
holder of an outstanding certificate representing shares of Summa California Common Stock may, at such stockholder's option, surrender the same for cancellation to U.S. Stock Transfer Corporation, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Summa California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of Summa California Common Stock were converted in the Merger.

       The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

       Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Summa California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

       If any certificate for shares of Summa Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Summa Delaware that such tax has been paid or is not payable.

                                  IV.  GENERAL

  4.1  Covenants of Summa Delaware.  Summa Delaware covenants and agrees that it
       ---------------------------
will, on or before the Effective Date of the Merger:

  (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

  (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Summa Delaware of all of the franchise tax liabilities of Summa California.

  (c) Take such other actions as may be required by the California General Corporation Law.

  4.2  Further Assurances.  From time to time, as and when required by Summa
       ------------------
Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Summa California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Summa Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Summa California and otherwise to carry out the purposes of this Agreement and the officers and directors of Summa Delaware are fully authorized in the name and on behalf of Summa California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

  4.3  Abandonment.  At any time before the Effective Date of the Merger, this
       -----------
Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Summa California or of Summa Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Summa California or by the sole stockholder of Summa Delaware, or by both.

  4.4  Amendment.  The Boards of Directors of the Constituent Corporations may
       ---------
amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware; provided that, an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

  4.5  Registered Office.  The registered office of the Surviving Corporation in
       -----------------
the State of Delaware is located at 15 E. North Street, in the City of Dover, County of Kent, Delaware 19901, and Paracorp Incorporated, is the registered agent of the Surviving Corporation at such address.

  4.6  Agreement.  Executed copies of this Agreement will be on file at the
       ---------
principal place of business of the Surviving Corporation at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

  4.7  Governing Law.  This Agreement shall in all respects be construed,
       -------------
interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

  4.8  Counterparts.  In order to facilitate the filing and recording of this
       ------------
Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Summa Delaware and Summa California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                            SUMMA INDUSTRIES,
                            a Delaware corporation


                            By:  _______________________

                            Name:  James R. Swartwout

                            Title:  Chairman of the Board

                            By:  _______________________

                            Name: Trygve M. Thoresen

                            Title: Secretary



                            SUMMA INDUSTRIES,
                            a California corporation

                            By:  _______________________

                            Name:  James R. Swartwout

                            Title:  Chairman of the Board

                            By:  _______________________

                            Name: Trygve M. Thoresen

                            Title: Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                         AGREEMENT AND PLAN OF MERGER

                               Summa Industries,
                             a Delaware corporation

  The undersigned, James R. Swartwout and Trygve M. Thoresen, hereby certify that:

  1. They are the President and the Secretary, respectively, of Summa Industries, a Delaware corporation.

  2. The Agreement and Plan of Merger, in the form attached, was duly approved by the board of directors and by the shareholders of the corporation.

  3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation. The percentage vote required was more than 50%. The shareholder approval exceeded the vote required.

  4. There is only one class of shares and the number of shares outstanding is 1,000.

  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

  Date:  ___________, 1998


                              _____________________________
                              James R. Swartwout, President

                              _____________________________
                              Trygve M. Thoresen, Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                         AGREEEMENT AND PLAN OF MERGER

                               Summa Industries,
                            a California corporation


  The undersigned, James R. Swartwout and Trygve M. Thoresen, hereby certify that:

  1. They are the President and the Secretary, respectively, of Summa Industries, a California corporation.

  2. The Agreement and Plan of Merger, in the form attached, was duly approved by the board of directors and by the shareholders of the corporation.

  3. The shareholder approval was by the holders of ___% of the outstanding shares of the corporation. The percentage vote required was more than 50%. The shareholder approval exceeded the vote required.

  4.   There is only one class of shares and the number of shares outstanding is
_________.

  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

  Date:  ___________, 1998


                              _____________________________
                              James R. Swartwout, President

                              _____________________________
                              Trygve M. Thoresen, Secretary

                                                                     Appendix II

                         CERTIFICATE OF INCORPORATION
                                      OF
                               SUMMA INDUSTRIES

  FIRST:     The name of this corporation is "Summa Industries."

  SECOND:     The address of the registered office of the corporation in the
State of Delaware is 15 E. North Street, in the City of Dover, County of Kent, 19901, and the name of its registered agent at that address is PARACORP INCORPORATED.

  THIRD:     The name and mailing address of the incorporator of the corporation is:

         Trygve M. Thoresen
         21250 Hawthorne Blvd.
         Suite 500
         Torrance, California 90503

  FOURTH:     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  FIFTH:     The corporation is authorized to issue 15,000,000 shares,
10,000,000 of which are designated "Common Stock," $0.001 par value, and 5,000,000 of which are designated "Preferred Stock," $0.001 par value. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

  SIXTH:     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the bylaws of the corporation; provided, however, that any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors or amending, repealing, altering or rescinding Article III, Section 1 of the bylaws of the corporation shall require a resolution adopted by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the directors. Any bylaw amendment adopted by the stockholders increasing or reducing the authorized number of directors or amending, repealing, altering or rescinding
Article III, Section 1 of the Bylaws of the corporation shall require the approval of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of stock of the corporation entitled to vote thereon.

  SEVENTH:     The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

  The Board of Directors shall be classified with respect to the time for which they severally hold office into three classes designated Class I, Class II and Class III, as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the end of fiscal year 1998, the directors first elected to Class II shall serve for a term ending on the annual meeting next following the end of fiscal year 1999 and the directors first elected to Class III shall serve for a term ending on the annual meeting next following the end of fiscal year 2000.

Notwithstanding the foregoing, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

  At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

  Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to any class, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

  EIGHTH:     No stockholder will be permitted to cumulate votes in any election of directors.

  NINTH:     Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time upon the request in writing of a majority of the Board of Directors or by the Chairman of the Board or the President of the corporation. Any such request shall state the purpose or purposes of the proposed meeting. As soon as reasonably practicable after receipt of such a request, written notice of such meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting. Special meetings may not be called other than as provided in this ARTICLE NINTH.

  TENTH:   Stockholders of the corporation shall take action by meetings held pursuant to this certificate of incorporation and the bylaws. Stockholders may not take any action by written consent in lieu of a meeting. Meetings of stockholders may be held within or outside of the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

  ELEVENTH:     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SIXTH, SEVENTH, TENTH, TWELFTH and this ARTICLE ELEVENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of stock of this corporation entitled to vote thereon, unless such amendment or repeal has been previously approved by the vote of not less than sixty-six and two-thirds percent (66-2/3%) of the members of the Board of Directors, in which case those Articles of this certificate of incorporation may be so amended or repealed by a vote of not less than a majority of the total voting power of all outstanding shares of stock of the corporation entitled to vote thereon.

  TWELFTH:     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholder, further reductions in the liability of the directors of a corporation for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this

ARTICLE TWELFTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

  THIRTEENTH:     Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

  THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this __ day of __________ 1998.



                                    ____________________________
                                    Trygve M. Thoresen,
                                    Incorporator

                                                                    Appendix III

                                    BYLAWS
                                      OF
                               SUMMA INDUSTRIES

                                   ARTICLE I

                                    OFFICES

  Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

  Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

  Section 1. All meetings of the stockholders for the election of directors shall be held at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

  Section 2. Annual meetings of stockholders, commencing with the year 1998, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

  Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

  Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

  Section 5. The stockholders of the corporation may not call special meetings of the stockholders for any purpose or purposes.

  Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

  Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

  Section 8. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period.

  Section 9. Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors of the corporation, must be preceded by notification in writing received by the Secretary of the corporation not less than twenty (20) days nor more than sixty (60) days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

  (a) the name, age, residence, address, and business address of each proposed nominee and of each such person;

  (b) the principal occupation or employment and the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

  (c) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

  (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

  The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

  Section 10. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

  For business to be properly brought before any meeting by a stockholder pursuant to clause (c) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than twenty (20) days nor more than sixty (60) days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The presiding officer of the meeting shall, if the facts warrant determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 10, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 10.

  Section 11. The stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

                                  ARTICLE III

                                   DIRECTORS

  Section 1. Unless otherwise restricted by the certificate of incorporation, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

  Section 2. Vacancies and new created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

  Section 3. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

  Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

  Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

  Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

  Section 7. Special meetings of the Board of Directors may be called by the president on two (2) days' notice to each director by mail or forty-eight (48) hours notice to each director either personally or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

  Section 8. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  Section 9. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

  Section 10. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

  Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

  In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

  Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

  Section 13. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                             REMOVAL OF DIRECTORS

  Section 14. Unless otherwise restricted by the certificate of incorporation or bylaw, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                  ARTICLE IV

                                    NOTICES

  Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

  Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                   OFFICERS

  Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a president, treasurer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

  Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a president, a treasurer and a secretary and may choose vice presidents.

  Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

  Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                           THE CHAIRMAN OF THE BOARD

  Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

  Section 7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

                       THE PRESIDENT AND VICE-PRESIDENTS

  Section 8. The president shall be the chief executive officer of the corporation; and in the absence of the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the stockholders and the Board of Directors; he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

  Section 9. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

  Section 10. In the absence of the president or in the event of his inability or refusal to act, the vice-president, if any, (or in the event there be more than one (1) vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARY

  Section 11. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

  Section 12. The assistant secretary, or if there be more than one (1), the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE TREASURER AND ASSISTANT TREASURERS

  Section 13. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

  Section 14. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

  Section 15. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

  Section 16. The assistant treasurer, or if there shall be more than one (1), the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VI

                              CERTIFICATE OF STOCK

  Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

  Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

  Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

  Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

  Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                              FIXING RECORD DATE

  Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

  Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                              GENERAL PROVISIONS

                                   DIVIDENDS

  Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

  Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    CHECKS

  Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

  Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
                                     SEAL

  Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                INDEMNIFICATION

  Section 6. The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or, at the corporation's request a director or officer of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Section 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

  Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the corporation (or was serving at the corporation's request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent's duty to the corporation or its stockholders.

  The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

  The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

  To assure indemnification under this Section 6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 6, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

                                 ARTICLE VIII

                                  AMENDMENTS

  Section 1. Subject to the certificate of incorporation of the corporation, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest the power of the stockholders to adopt, amend or repeal bylaws.

PROXY    (This Proxy is Solicited on Behalf of the Board of Directors)

                               SUMMA INDUSTRIES
             21250 Hawthorne Blvd., Suite 500, Torrance, CA 90503

           ANNUAL MEETING OF SHAREHOLDERS, MONDAY, JANUARY 26, 1998

The undersigned hereby appoints James R. Swartwout and Trygve M. Thoresen, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Summa Industries ("Summa") held of record by the undersigned on December 5, 1998 at the Annual Meeting of Shareholders to be held on January 26, 1998, and at any adjournments and/or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each director nominee and FOR each of the other proposals set forth hereon.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

1. APPROVAL OF DELAWARE REINCORPORATION by approval and adoption of that certain Agreement and Plan of Merger in the form attached as Appendix I to the Proxy Statement ("Agreement") to be entered into between Summa and Summa Industries, a Delaware corporation ("Summa Delaware"), and the transactions contemplated thereby, including the merger ("Merger") of Summa with and into Summa Delaware to reincorporate Summa in Delaware, and the classification of the Board of Directors into three classes serving staggered three-year terms.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

    If Proposal 1 above is approved, adoption and approval of the following provisions in the Company's proposed Delaware certificate of incorporation:
    A. Elimination of the shareholders' ability to call a special meeting of the shareholders.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

    B. Requirement of supermajority vote (66-2/3%) of shareholders to amend certain provisions in the Company's proposed Delaware certificate of incorporation (as set forth in Article 11 thereof).

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

2. APPROVAL OF PROPOSED AMENDMENT OF SUMMA'S 1995 STOCK OPTION PLAN to provide for the issuance of options on an additional 100,000 shares of Summa's Common Stock.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. APPROVAL OF PROPOSED AMENDMENT OF SUMMA'S ARTICLES OF INCORPORATION to provide for the election of not less than six nor more than nine directors divided into two classes.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

4.  ELECTION OF DIRECTORS as follows:
    If Proposal 3 above is approved:

    [_] FOR all nominees listed below    [_] WITHHOLD AUTHORITY for all nominees

    NOMINEES:  Class I:  Coalson C. Morris, James R. Swartwout and Byron C.
                         Roth, each for a one-year term.
               Class II: Michael L. Horst, William R. Zimmerman, David
                         McConaughy and Josh T. Barnes, each for a two-year term.

    INSTRUCTIONS: To withhold authority to vote for any nominee, mark FOR above and cross out the name(s) of the nominees with respect to whom authority is withheld. If Proposal 3 above is not approved, the Annual Meeting will be adjourned until such time as two additional nominees are slated by the Board of Directors.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments and/or postponements thereof.

                                    DATED:__________________________________1998

                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature if held jointly

                                    Please sign exactly as name appears below.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.